UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 12, 2016

GFI GROUP INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34897	80-0006224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Water Street, New York, NY 10041

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 968-4100

(Former name or former address, if changed since last report)

(Explanatory Note: Since June 1, 2015, the registrant has been a voluntary filer not subject to the filing requirements of Section 13 or 15(d) of the Exchange Act of 1934. As a voluntary filer, the registrant filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant would have been required to file such reports) as if it were subject to such filing requirements.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth in Item 8.01 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 8.01 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Item 8.01.	Other Events

On January 12, 2016, BGC Partners, Inc. (“BGC”) completed its acquisition (the “JPI Merger”) of Jersey Partners, Inc. (“JPI”). The JPI Merger occurred pursuant to a merger agreement (the “Merger Agreement”), dated as of December 22, 2015, by and among BGC, JPI, New JP Inc., Michael A. Gooch and Colin Heffron, and certain subsidiaries of JPI and BGC.

Shortly following the JPI Merger, a subsidiary of BGC merged with and into GFI Group Inc. (“GFI”) pursuant to a short-form merger under Delaware law, with GFI continuing as the surviving entity (the “GFI Merger” and, together with the JPI Merger, the “Back-End Mergers”). Following the closing of the Back-End Mergers, BGC and its affiliates now own 100 percent of the outstanding shares of GFI common stock.

The Company expects to issue approximately 23.5 million shares of its Class A Common Stock and pay $111.3 million in cash with respect to the closing of the Back-End Mergers, inclusive of adjustments.

As a condition to closing, Messrs. Gooch and Heffron resigned as members of the board of directors of GFI. Mr. Gooch will retain the titles of Vice Chairman of BGC Partners, L.P. and Chairman of the GFI Division, while Mr. Heffron will continue to serve as the CEO of the GFI Division.

On January 12, 2016, BGC and GFI issued a joint press release announcing the closing of the Back-End Mergers. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Discussion of Forward-Looking Statements

Statements in the attached press release regarding BGC’s and/or GFI’s businesses that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Except as required by law, BGC and/or GFI undertake no obligation to release any revisions to any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s and/or GFI’s respective Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in their respective public filings, including their most recent Forms 10-K and any updates to such risk factors contained in subsequent Forms 10-Q or Forms 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Joint BGC Partners, Inc. and GFI Group Inc. Press Release, dated January 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, GFI has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2016	GFI GROUP INC.

	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chief Executive Officer

[Signature page to 8-K regarding the closing of the Back-End Mergers.]